May 31, 2005

Bond Trust Products LLC
c/o Incapital Holdings LLC
One North LaSalle Street, Suite 3500
Chicago, IL 60602

Ladies and Gentlemen:

We have acted as U.S. federal tax counsel for Bond Trust Products LLC, a Delaware limited liability company (the "Company") and Bond Trust Products Trust A, a Delaware statutory trust formed by the Company (the “Trust”), in connection with the preparation of a registration statement on Form S-3 (File No. 333-111885), (together with the exhibits and any and all amendments thereto, the "Registration Statement"), and the prospectus supplement dated May 31, 2005 (the “Prospectus Supplement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration, offer and sale, from time to time, by the Trust of $5,500,000 principal amount of Pass-Through Certificates (the "Certificates"). This opinion is furnished in connection with the issuance of the Certificates by the Trust as described in the Prospectus Supplement.

In connection with these opinions, we have reviewed the Registration Statement and the related prospectus filed therewith (collectively with the Prospectus Supplement, the “Prospectus”), and made such legal and factual examinations and inquiries, as we have deemed necessary or appropriate for purposes of our opinion. In rendering this opinion, we have, with the consent of the Company, relied upon the accuracy of the facts, representations and other matters set forth in the Registration Statement and the Prospectus. In addition, we have examined such records, documents, instruments, certificates of public officials and of the Company as we have deemed necessary for the purpose of rendering the opinions set forth herein. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission and the authenticity of the originals of such latter documents.

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Based upon the foregoing, we hereby confirm each of our opinions stated in the Registration Statement and the Prospectus under the heading "United States Federal Income Taxation."

The descriptions of U.S. income tax consequences for the beneficial holders of Certificates that appear under the heading "United States Federal Income Taxation" in the Registration Statement and the Prospectus do not purport to discuss all possible U.S. federal income tax ramifications of the issuance of the Certificates, but with respect to those U.S. federal income tax consequences which are discussed, in our opinion, the descriptions are accurate in all material respects.

The opinions expressed above are based on existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations, published interpretation of the Code and such Regulations by the Internal Revenue Service, and existing court decisions, any of which could be changed at any time. Any such changes may or may not be retroactively applied. We do not undertake to advise you as to any future changes in United States federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so. Further, legal opinions are not binding upon the Internal Revenue Service and there can be no assurance that contrary positions may not be asserted by the Internal Revenue Service. Any variation or difference in any fact from those set forth or assumed either herein or in the Registration Statement or Prospectus may affect the conclusions stated herein.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States of America.

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We previously had consented to the use of our name in the Registration Statement and the Prospectus under the heading "United States Federal Income Taxation" and to the filing of this opinion as an exhibit to a Current Report on Form 8-K in connection with the Prospectus Supplement, without admitting that we are "experts" within the meaning of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement or the Prospectus, including this exhibit.

Very truly yours,

/s/ Morrison & Foerster LLP